SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 1, 2007

Corgenix Medical Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street
Suite 400
Broomfield, Colorado 80020
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On March 1, 2007, Corgenix Medical Corporation (the “Company”) executed a license agreement (the “Agreement”) with Creative Clinical Concepts (“CCC”).  The Agreement provides that CCC license to the Company certain products and assets related to determining the effectiveness of aspirin and / or anti-platelet therapy (collectively, “Aspirin Effectiveness Technology,” or the “Licensed Products”).  The Aspirin Effectiveness Technology includes US trademark registration number 2,688,842, which includes the term “AspirinWorks”® and related designs.

The Company believes that there is a present and growing need for non-invasive, simple and accurate confirmation of aspirin effectiveness and aspirin therapy, and that the Agreement will position the Company to provide products to meet this need.  Since 2004, Corgenix and CCC have been engaged in a collaborative partnership to develop, manufacture and market products for aspirin monitoring, including the AspirinWorks® Test Kit, a simple urine test that measures a person’s response to aspirin and allows physicians to determine the effect of aspirin therapy on an individual basis.  Under terms of the original license agreement, CCC and Corgenix had agreed to equally share expenses and revenues that resulted from the business.  Under the new Agreement, Corgenix will acquire the remaining 50 percent of the license to CCC’s aspirin resistance business, thereby owning 100 percent of the rights to CCC’s aspirin resistance business.

The Agreement requires CCC to provide the Company with a worldwide, perpetual license for the use of CCC’s Aspirin Effectiveness Technology.  Additionally, CCC will provide the Company with the names of contacts, customer lists, market information, competitive information and technology related to CCC’s already-developed market in Aspirin Effectiveness Technology.  The Agreement requires CCC to assist with the manufacture of products derived from the Aspirin Effectiveness Technology, and also provides the Company with a right of first refusal with regard to any new products developed by CCC for the purpose of measuring aspirin effectiveness and the use of thromboxane and prostacyclin metabolites to determine the effect of aspirin on platelets or endothelial cells.

The Company may use the Licensed Products in connection with any other asset or trademark.  The Company may also enter into sublicense agreements with any other entity for the rights, privileges and licenses granted to the Company under the Agreement.  The Company must seek CCC’s consent before entering any sublicense agreement, but CCC may not unreasonably withhold its consent so long as the sublicensee will use its commercially reasonable best efforts to market and sell the Licensed Products.  The Company must use its commercially reasonable best efforts to market and sell the Licensed Products.  To this end, within ninety days of the date the FDA grants clearance for the Licensed Products, and for five years thereafter, the Company must develop and maintain an interactive website dedicated to the Licensed Products.  CCC may not use any of the Licensed Products.

The Agreement provides that responsibility for manufacture, distribution, and administration of the sale of the Licensed Products is with the Company.  However, the Agreement requires CCC to assist and cooperate with the Company in this regard.

The Company’s first payment to CCC became due at the execution of the Agreement.  The Company has provided a combination of cash, shares of the Company’s common stock, and warrants to purchase the Company’s common stock.  Following FDA clearance of the first Licensed Product, the Company will be required to make additional payments to CCC.  On the first, second and third anniversary of that clearance, the Company will be obligated to make payments consisting of cash, shares of common stock, and warrants to purchase shares of common stock.  The amount of cash and number of shares and warrants due in these anniversary payments will be determined by application of a formula including a certain dollar value, the total cumulative revenue received by the Company from sales of the Licensed Products during that year, and the Company’s common stock share price on the relevant anniversary.  The dollar value applicable to that ratio increases with each anniversary.

The Agreement imposes caps on the total amount of cash, common stock, and warrant payments from the Company to CCC from the date of execution through to and including the third anniversary payment.  Under that cap provision, the total anniversary payments will not exceed $200,000 in cash, $300,000 in value of shares of common stock (as valued on the date of issue), and 300,000 warrants to purchase shares of common stock.

The Agreement also requires that, for all sales of the Licensed Products subsequent to the execution of the agreement, the Company pay CCC a quarterly royalty fee equal to seven percent of net sales of the Licensed Products during the immediately preceding quarter.  The Agreement’s caps on payments from the Company to CCC do not apply to royalty payments.

The Company and CCC anticipate that the Agreement will remain in effect in perpetuity; however, the Agreement provides for termination in the event of material breach, or if the Company becomes insolvent or files for protection under the United States Bankruptcy Code.  Termination would cause all the Company’s rights under the License Agreement to revert to CCC, although any rights sublicensed to a third party would not be revoked or infringed by any such termination.

The Agreement requires that the Company forgive all unpaid fees, costs and expenses due to the Company under that certain Product Developing, Manufacturing, and Distribution Agreement between the Company and CCC dated May 13, 2004.  The Agreement also requires that the Company forgive all unpaid fees, costs, expenses and charges due to the Company under that certain License Agreement between the parties and McMaster University, dated October 19, 2004.  The total value of such forgiven fees, costs, expenses and charges is approximately $230,000.

ITEM 3.02             Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K relating to consideration in the form of common stock and warrants convertible into common stock is incorporated herein by reference.  This equity was issued in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended.  The total offering price of the securities sold under this Agreement is in no case less than 35 cents per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDICAL CORPORATION

By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

Date: March 7, 2007